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                                                              Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Thermo Electron Corporation of our reports dated February 17, 2000 (except with respect to the matter discussed in Note 17, as to which the date is March 7, 2000) included or incorporated by reference in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 1, 2000 and to all references to our Firm included in this Registration Statement and related Prospectus.

                                                       /s/ Arthur Andersen LLP


Boston, Massachusetts
April 27, 2000